UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

(Amendment No 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): May 12, 2008

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 12, 2008, BankUnited Financial Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) under Item 2.02, to which it attached a press release. The Company is filing this Amendment No. 1 to the Form 8-K to provide a reconciliation of non-GAAP non-interest expense.

Item 2.02 Results of Operations and Financial Condition.

The following table provides a reconciliation for non-interest expense and adjusted non-interest expense, a Non-GAAP measure:

Non-interest expense adjustments

(in thousands of dollars)	March 31, 2008	December 31, 2007
Non-interest expense	$57,166	$55,024
Restructuring of wholesale	1,196	0
Hedging	1,220	171
Loss mitigation	4,306	3,320

Adjusted non-interest expense	$50,444	$51,533

The Company believes that adjust non-interest expense, a non-GAAP measure, provides useful information to investors for the performance of financial analysis because it excludes expenses that are not related to our commercial retail bank operations. The Company uses adjusted non-interest expense to evaluate its in-period financial performance and plan for future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION
Date: May 12, 2008
	By:	/s/ Humberto L. Lopez
Humberto L. Lopez Senior Executive Vice President and Chief Financial Officer